Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

Paranovus Entertainment Technology Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Class A ordinary shares, $0.01 par value per share	Rule 457(o)
	Equity	Preferred shares, $0.01 par value per share	Rule 457(o)
	Other	Warrants	Rule 457(o)
	Debt	Debt Securities	Rule 457(o)
	Other	Units	Rule 457(o)
	Other	Rights	Rule 457(o)
	Unallocated (Universal) Shelf		Rule 457(o)			$36,820,216.76	0.00014760	$5,434.66
Carry Forward Securities
Carry forward Securities	Equity	Class A ordinary shares, $0.01 par value per share
	Equity	Preferred shares, $0.01 par value per share
	Other	Warrants
	Debt	Debt Securities
	Other	Units
	Other	Rights
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a) (6)		$63,179,783.24				F-3	333-250026	11/23/2020	$6,892.62
		Total Offering Amounts			$100,000,000			$14,760
		Total Fees Previously Paid						$6,892.62
		Total Fee Offsets(4)						$6,892.62
		Net Fee Due						$7,867.38

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act), an indeterminate number of additional securities are registered hereunder that may be issued to prevent dilution in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment. In addition, an indeterminate number of common shares are registered hereunder that may be issued upon conversion of or exchange for any other securities.

(2)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $100,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as part of units, which may consist of any combination of the securities registered hereunder.

(3)	Pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(4)	The Registrant previously filed a Registration Statement on Form F-3 with the Securities and Exchange Commission on November 12, 2020 (File No. 333-250026), which was declared effective on November 23, 2020 (the “Prior Registration Statement”), that registered an aggregate of $80,000,000 of an indeterminate number of securities to be offered by the Registrant from time to time. Of the $80,000,000 of securities registered on the Prior Registration Statement, for which the Registrant paid a filing fee of $8,728. In connection therewith, $63,179,783.24 of the securities remain unsold, leaving $6,892.62 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using $6892.62 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, a registration fee of $7867.38 is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed(1)	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Paranovus Entertainment Technology Limited	F-3	333-250026	11/12/2022		$6892.62	Unallocated (Universal) Shelf	(1)	Unallocated (Universal) Shelf	$63,179,783.24
Fee Offset Sources	Paranovus Entertainment Technology Limited	F-3	333-250026		11/12/2022						$6892.62

(1)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $6892.62, which represents the portion of the registration fee previously paid (after offset) with respect to $63,179,789 of unsold securities (the “Unsold Offset Securities”) previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.